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                                                                    EXHIBIT 99.2

NEWS BULLETIN
FROM:
FRB
--------------------------------------------------------------------------------
The Financial Relations Board Inc.

                    Total Renal Care Reports Net Revenues Up
    62% and Net Income Up 59% for First Quarter 1998; Earnings Per Share at
                  28 Cents, Up 56% From Same Year-Ago Quarter

                       First Quarter/Recent Highlights:
  before all charges as described in a separate news release issued Thursday

--  Revenues up 62% to $258,749,000 for the quarter
--  Earnings up 59% to $21,978,000 for the quarter
--  Cash Flow (EBITDA) margin improved to 27.0% for the quarter
-- Addition of 11 centers and more than 2,100 patients since December 31, 1997, for a total of approximately 30,700 patients at March 31, 1998
-- Additional 17 centers and more than 1,000 patients since April 1, 1998, along with 23 centers and more than 1,500 patients with agreements in principle
--  Achieved strong same-store first quarter volume growth of 9%
-- Completed $300 million increase to its $1.05 billion senior credit facilities, now totaling $1.350 billion

         TORRANCE, Calif.--April 30, 1998--Continuing to report strong quarterly financial results following its merger with Renal Treatment Center Inc. (NYSE:RXT), Total Renal Care Holdings Inc. (NYSE:TRL), the third-largest (and largest independent) worldwide provider of dialysis services, Thursday announced record revenues, earnings, and earnings per share for the first quarter of 1998.
         Before all charges as described in a separate news release issued Thursday, revenues increased 62% to $258.7 million in the first quarter of 1998, up from $160.1 million in the corresponding period of 1997.
         Earnings increased 59% to $22.0 million,up from $13.8 million, and earnings per share increased 56% to $0.28 on 78.9 million weighted average shares outstanding, compared with earnings per share of $0.18 on 79.1 million weighted average shares outstanding, for the prior-year first quarter period.
         "The success of our aggressive, yet disciplined, growth strategy in fiscal 1997 and the first quarter of 1998 has continued to result in a strong financial track record quarter after quarter," said Victor M.G. Chaltiel, TRL chairman, president and chief executive officer.
         "With more than 3,000 patients added year-to-date, plus more than 1,500 patients currently under agreements in principle, we believe that we are well-positioned for another extraordinary year."

Same-Store Treatment Growth

         "The strong 9% same-store treatment growth achieved by the

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company is the direct result of our quality and outcomes management programs, resulting in mortality rates significantly better than the U.S. average, along with our focused managed care strategy, which should also further bolster growth in our new RXT centers," stated Chaltiel.

$300 Million Increase to Senior Credit Facilities

          The company has also refinanced its current credit lines by adding $300 million for a total of $1.350 billion, $545 million of which is currently unused. This financing was led by the Bank of New York and Donaldson, Lufkin & Jenrette.

          "Obviously, we are pleased with the continuation of our exceptional 1997 performance into 1998 after the completion of our merger with RXT on February 27, 1998," concluded Chaltiel.

          Torrance-based Total Renal Care Holdings is the third-largest (and largest independent) worldwide provider of integrated dialysis services for patients suffering from chronic kidney failure.

          The company owns and operates high-quality, free-standing kidney dialysis centers and home peritoneal dialysis programs in 33 states, as well as Washington, D.C.; Puerto Rico; Guam; Argentina; and Europe, and also provides high-quality acute hemodialysis services to inpatients at approximately 260 hospitals.

          Currently, TRL has 408 outpatient dialysis facilities and provides services to approximately 30,700 patients. The company additionally operates ESRD laboratory and pharmacy facilities, as well as vascular access management, transplant services and ESRD clinical research programs.

          For information on Total Renal Care Holdings via facsimile at no cost, call 800/PRO-INFO and dial company code 039.

          This release contains forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation
Reform Act of 1995.   These forward-looking statements include statements
regarding business trends, projections and market opportunities and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the uncertainties associated with governmental regulation, general economic and other market conditions, and the "risk factors" set forth in the company's filings with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.

                             Expansion Highlights

                              PRE-MERGER WITH RTC

                                                                                      POST
                                                                                     MERGER
                            Quarter ended                              Year          Quarter
                                                                       ended          ended
                  Mar. 31,    June 30,      Sept. 30,    Dec. 31,     Dec. 31,       Mar. 31,
                    1997        1997          1997         1997         1997          1998
Treatments        375,050      451,664      489,922      553,218      1,869,854      1,099,627
Patients           10,900       12,700       13,700       15,800         15,800         30,700
Centers               139          166          174          197            197            391
Revenue
  per Treatment      $237         $232         $232         $236           $234           $235

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                        TOTAL RENAL CARE HOLDINGS INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  Three Months Ended March 31, 1998 and 1997
                                  (unaudited)

                                                          Three Months
                                                        1998          1997(a)
Net operating revenues                             $258,749,000    $160,137,000

Operating expenses:
  Facilities                                        165,295,000     107,728,000
  General and administrative                         16,910,000       9,916,000
  Provision for doubtful accounts                     6,763,000       3,985,000
  Depreciation and amortization                      19,004,000      11,089,000
  Merger Costs                                       92,835,000               0
    Total operating expenses                        300,807,000     312,718,000
Operating (loss) income                             (42,058,000)     27,419,000
Interest expense                                    (14,517,000)     (3,937,000)
Interest income                                       1,642,000         594,000
Income (loss) before income taxes, minority
 interests, extraordinary item and cumulative
 effect of a change in accounting principal         (54,933,000)     24,076,000
Income taxes                                         (3,550,000)      8,927,000
Income (loss) before minority interests, extra-
 ordinary item and cumulative change in accounting
 principal                                          (51,383,000)     15,149,000
Minority interests in income of consolidated
 subsidiaries                                         1,393,000       1,305,000
Income (loss) before extraordinary item and
 cumulative effect of a change in accounting
 principal                                          (52,776,000)     13,844,000
Extraordinary loss, net of tax of $1,580,000          2,812,000               0
Cumulative effect of a change in accounting
 principal, net of tax of $4,300,000                  6,896,000               0
Net (loss) income                                  $(62,484,000)    $13,844,000
Earnings (loss) per common share:
Net income (loss) before extraordinary item and
 cumulative effect on change in accounting
 principal                                               $(0.67)          $0.18
Extraordinary loss                                       $(0.03)          $0.00
Cumulative effect of change in accounting
 principal                                               $(0.09)          $0.00
Net (loss) income                                        $(0.79)          $0.18

Weighted average number of common shares
 outstanding                                          78,926,000      78,895,000


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                        TOTAL RENAL CARE HOLDINGS INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  Three Months Ended March 31, 1998 and 1997
                                  (unaudited)

                                                            Three Months
                                                         1998          1997(a)
Earnings (loss) per common share assuming dilution:
Net income (loss) before
 extraordinary item and
 cumulative effect on change in
 accounting principal                                    $(0.67)       $0.18
Extraordinary loss                                       $(0.03)       $0.00
Cumulative effect of change in
 accounting principal                                    $(0.09)       $0.00
Net (loss) income                                        $(0.79)       $0.18

Weighted average number of common
 shares and equivalents outstanding
 assuming dilution                                   78,926,000   79,091,000

(a) As announced Thursday, the company expects to recognize between $25 million and $30 million of non-cash charges, part of which may effect the results of operations for the three months ended March 31, 1997.

     --30--

     CONTACT:  Total Renal Care Inc., Torrance
               Victor M.G. Chaltiel/John E. Kings, 310/792-2600
                or
               Financial Relations Board
               310/442-0599
               Larry Delaney, general information
               Moira Conlon, investor contact
               Michaelle Burstin, media contact
                  or
               Kathy Brunson, investor contact, 312/266-7800